News Release

Contact:
Angie Yang
SVP, Director of Investor Relations &
Corporate Communications
213-251-2219
angie.yang@bankofhope.com

HOPE BANCORP REPORTS 2017 FOURTH QUARTER AND FULL-YEAR
FINANCIAL RESULTS

Q4 2017 Highlights:

•	Q4 net income totals $18.0 million, or $0.13 per diluted common share

•
One-time incremental tax expense of $25.4 million as a result of the enactment of the Tax Cuts and Jobs Act; excluding one-time tax charge, net income would have been $43.4 million, or $0.32 per diluted common share(1)

•	Residential mortgage operations originate record $193 million in new loans in Q4

•	Total new loan originations of $664 million in Q4, up 9% over Q3

•	Improvement in asset quality with nonaccrual loans decreasing 23% from Q3

•	Total assets increase to $14.21 billion, up 6% over 2016

(1)
Net income and diluted earnings per share excluding tax reform adjustments are non-GAAP financial measures. See the reconciliation of the GAAP to non-GAAP financial measures in the accompanying financial information.

LOS ANGELES - January 30, 2018 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its three months and full year ended December 31, 2017.

The mergers of Wilshire Bancorp, Inc. (“Wilshire”) with and into BBCN Bancorp, Inc. (“BBCN”) and Wilshire Bank with and into BBCN Bank were completed on July 29, 2016, and the combined companies commenced operations under the new banners of Hope Bancorp, Inc. and Bank of Hope, respectively, effective July 30, 2016. The 2017 financial results reflect four full quarters and a full year of combined operations. While the 2016 fourth quarter financial results reflect a full quarter of combined operations, the 2016 full-year results reflect seven months of stand-alone operations of the former BBCN and five months of combined operations. As a result, the Company’s financial results for the 2017 full year may not be comparable to financial results for the corresponding 2016 full year.

Fourth quarter 2017 financial results include a one-time, non-cash, incremental income tax expense in the Company’s consolidated statements of income of $25.4 million resulting from the revaluation of its deferred tax assets and liabilities (the “DTA”) and low income housing tax credit (the “LIHTC”) investments due to the enactment of the Tax Cuts and Jobs Act (the “Tax Act”) on December 22, 2017. This one-time, non-cash charge adversely impacted the Company’s diluted earnings per share for the fourth quarter by $0.19 per share and its tangible book value by $0.19 per share. The estimates of the impact of the Tax Act on the Company are preliminary and subject to additional procedures and analyses.

For the three months ended December 31, 2017, net income totaled $18.0 million, or $0.13 per diluted common share. Excluding the one-time, non-cash tax expense noted above, net income totaled $43.4 million, or $0.32 per diluted common share. This compares with 2017 third quarter net income of $44.6 million, or $0.33 per diluted common share, and 2016 fourth quarter net income of $40.6 million, or $0.30 per diluted common share.

Net income for 2017 totaled a record $139.4 million, or $1.03 per diluted common share, based on weighted average diluted shares of 135,684,969. Excluding the one-time, non-cash tax expense, net income totaled $164.9 million, or $1.22 per diluted common share. This compares with 2016 net income of $113.7 million, or $1.10 per diluted common share, based on weighted average diluted shares of 103,530,318.

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Page 2-2-2                                             NASDAQ: HOPE

There were no Tax Act-related adjustments to the Company’s 2017 third quarter, 2016 fourth quarter and 2016 full-year financial results. Net income and diluted earnings per share excluding tax reform adjustments are non-GAAP financial measures. See the reconciliation of the GAAP to non-GAAP financial measures in the accompanying financial information.

“We completed our first full year of operations as the representative bank of the Korean-American community with a solid performance on numerous fronts,” said Kevin S. Kim, President and Chief Executive Officer. “New loan originations topped the preceding quarter totaling $664 million and included another record performance from our residential mortgage operations with $193 million in new production. We saw a significant decline in nonaccrual loans during the quarter, and our outlook for asset quality remains strong. With the steady growth in our loan portfolio and improved yields for our interest-earning assets, our net interest income before provision for loan losses continued to trend positively, up 3% from the preceding quarter. While our deposit balances dipped temporarily at year-end, our average deposit balances continued to hold strong notwithstanding the extremely competitive deposit market.

“Although the 2017 fourth quarter included several non-core items that impacted our bottom line results, most notably due to the enactment of the Tax Act, we anticipate recovering the one-time, non-cash charge by approximately the end of the third quarter of 2018 through lower quarterly tax provision expenses. We are making significant enhancements to our overall enterprise risk infrastructure, and believe Bank of Hope is well positioned to benefit from the recent tax reforms and deliver even greater returns to our shareholders, customers and employees in 2018 and beyond,” said Kim.

Financial Highlights

(dollars in thousands, except per share data) (unaudited)	At or for the Three Months Ended
	12/31/2017	9/30/2017	12/31/2016
Net income	$17,984	$44,564	$40,630
Diluted earnings per share	$0.13	$0.33	$0.30
Tax reform adjustments:
Deferred tax asset	$23,835	$—	$—
Investments in affordable housing partnerships	$1,588	$—	$—
Net income, excluding tax reform adjustments (1)	$43,407	$44,564	$40,630
Diluted earnings per share, excluding tax reform adjustments (1)	$0.32	$0.33	$0.30
Net interest income before provision for loan losses	$126,392	$123,263	$117,209
Net interest margin	3.84%	3.83%	3.75%
Noninterest income	$16,451	$16,246	$18,192
Noninterest expense	$73,028	$61,837	$66,731
Net loans receivable	$11,018,034	$10,879,341	$10,463,989
Deposits	$10,846,609	$10,993,320	$10,642,035
Nonaccrual loans (2)	$33,247	$43,323	$40,074
ALLL to loans receivable	0.76%	0.76%	0.75%
ALLL to nonaccrual loans (2)	254.28%	193.05%	197.99%
ALLL to nonperforming assets (2) (3)	75.69%	66.51%	71.32%
Provision for loan losses	$3,600	$5,400	$800
Net charge offs	$2,692	$1,841	$1,433
Return on assets (“ROA”)	0.51%	1.30%	1.20%
Return on equity (“ROE”)	3.70%	9.26%	8.72%
Efficiency ratio	51.12%	44.32%	49.28%

(1) Net income and diluted earnings per share excluding tax reform adjustments are non-GAAP financial measures. See the Company’s reconciliation of the GAAP to non-GAAP financial measures in the accompanying financial information.
(2) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $22.1 million, $21.5 million and $15.9 million at December 31, 2017, September 30, 2017 and December 31, 2016, respectively.
(3) Nonperforming assets exclude purchased credit-impaired loans totaling $18.1 million, $20.4 million and $19.6 million at December 31, 2017, September 30, 2017 and December 31, 2016, respectively.

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Page 3-3-3                                             NASDAQ: HOPE

Operating Results for the 2017 Fourth Quarter

The comparability of the Company’s operating results with past performance is impacted by acquisition accounting adjustments and merger-related expenses associated with past and current acquisitions. The Company provides the following supplemental information to facilitate a better understanding of financial performance. Net interest income and operating income for the three months ended December 31, 2017, September 30, 2017 and December 31, 2016 included the following pre-tax acquisition accounting adjustments and merger-related expenses associated with past and current acquisitions:

(dollars in thousands) (unaudited)	Three Months Ended
	12/31/2017	9/30/2017	12/31/2016
Accretion on purchased non-impaired loans	$7,629	$4,566	$3,355
Accretion on purchased credit-impaired loans	5,167	5,815	5,591
Amortization of premium on low income housing tax credits	(85)	(84)	(84)
Amortization of premium on acquired FHLB borrowings	354	357	449
Accretion of discount on acquired subordinated debt	(263)	(262)	(260)
Amortization of premium on acquired time deposits and savings	3	206	3,478
Amortization of core deposit intangibles	(676)	(676)	(742)
Total acquisition accounting adjustments	$12,129	$9,922	$11,787
Merger-related expenses	(12)	(260)	(2,952)
Total	$12,117	$9,662	$8,835

Net Interest Income. Net interest income before provision for loan losses for the 2017 fourth quarter increased to $126.4 million from $123.3 million in the immediately preceding third quarter and from $117.2 million in the year-ago fourth quarter.

The net interest margin (net interest income divided by average interest earning assets) for the 2017 fourth quarter increased 1 basis point to 3.84% from 3.83% in the 2017 third quarter and increased 9 basis points from 3.75% in the year-ago fourth quarter. The increases in the Company’s weighted average yield on loans were largely offset by increases in the weighted average cost of deposits.

The weighted average yield on loans for the 2017 fourth quarter increased 5 basis points to 5.12% from 5.07% in the 2017 third quarter and increased 32 basis points from 4.80% in the 2016 fourth quarter. The weighted average yield on new loans originated for the 2017 fourth quarter increased 2 basis points to 4.42% from 4.40% in the 2017 third quarter and increased 27 basis points from 4.15% in the year-ago fourth quarter.

The weighted average cost of deposits for the 2017 fourth quarter increased 5 basis points to 0.80% from 0.75% in the 2017 third quarter and increased 25 basis points from 0.55% in the year-ago fourth quarter.

Noninterest Income. Noninterest income for the 2017 fourth quarter increased 1% to $16.5 million from $16.2 million in the 2017 third quarter. Compared with the 2017 third quarter, the net gain on sale of SBA loans decreased to $2.6 million from $3.6 million, while the net gain on sale of residential mortgage loans increased to $1.3 million from $847,000. During the 2017 fourth quarter, the Company sold $131.2 million in securities available for sale and posted a gain of $301,000, compared with a gain on sale of securities available for sale of $0 and $2,000 for the 2017 third quarter and 2016 fourth quarter, respectively. Noninterest income for the 2016 fourth quarter totaled $18.2 million and included a $3.7 million gain on sale of SBA loan and a $1.4 million gain on sale of residential mortgage loans.

Noninterest Expense. Noninterest expense increased 18% to $73.0 million in the 2017 fourth quarter from $61.8 million in the 2017 third quarter and increased 9% from $66.7 million in the year-ago fourth quarter. The 2017 fourth quarter reflected elevated levels of noninterest expense due to several items, which were one-time or non-core in nature. Following an analysis of its LIHTC investments on an individual investment basis as a result of the passage of the Tax Act, the Company recognized a $3.3 million LIHTC impairment during the 2017 fourth quarter. 2017 fourth quarter noninterest expense also included $2.2 million of expenses related to special projects, as well as $1.0 million in expenses

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Page 4-4-4                                             NASDAQ: HOPE

following an annual reassessment of the Company’s BOLI liabilities. In addition, noninterest expense for the preceding 2017 third quarter benefited from a $2.8 million reversal of an off-balance sheet provision for unfunded loan commitments, as previously announced. The Company had no such benefit in the 2017 fourth quarter.

Salaries and employee benefits expense for the 2017 fourth quarter increased 10% to $39.6 million from $36.0 million for the immediately preceding third quarter and increased 16% from $34.2 million for the year-ago fourth quarter. In addition to the BOLI expense noted above, salaries and employee benefits expense reflected higher costs associated with an increase in FTEs. The total number of FTEs, excluding employees on leave, as of December 31, 2017 was 1,470, up from 1,463 as of September 30, 2017 and 1,382 as of December 31, 2016.

Income Tax Provision. The effective tax rate for the 2017 fourth quarter was 72.8%, compared with 38.3% for the 2017 third quarter and 40.1% for the fourth quarter a year ago. Excluding the $25.4 million charge related to the revaluation of the Company’s DTA and LIHTC investments, the effective tax rate for the 2017 fourth quarter would have been 34.4%.

As a result of the tax reform which lowered the corporate federal tax rate from 35% to 21%, the Company expects its effective tax rate for 2018 will be in the range of 25%.

Balance Sheet Summary

Loans receivable increased to $11.10 billion at December 31, 2017 from $10.96 billion at September 30, 2017, reflecting a 5% annualized growth rate. At December 31, 2016, loans receivable totaled $10.54 billion.

Total new loan originations during the 2017 fourth quarter amounted to $663.5 million and included SBA loan production of $66.7 million and residential mortgage loan originations of $193.0 million.

Sales of SBA loans to the secondary market and gains derived from those sales are based substantially on the production of SBA 7(a) loans. SBA 7(a) loan originations represented 100% of SBA production for the 2017 fourth quarter and totaled $66.7 million. This compares with SBA 7(a) loan production of $67.9 million for the third quarter of 2017 and $62.5 million for the year-ago fourth quarter. During the 2017 fourth quarter, the Company sold $36.6 million of its SBA loans held for sale, compared with $49.9 million in the immediately preceding third quarter and $50.3 million in the fourth quarter a year ago.

Aggregate loan pay offs and pay downs in the 2017 fourth quarter declined to $380.9 million from $447.6 million for the immediately preceding third quarter and from $417.3 million in the year-ago fourth quarter.

Total deposits at December 31, 2017 decreased to $10.85 billion from $10.99 billion at September 30, 2017, while average balances of interest bearing deposits and noninterest bearing deposits were higher for the 2017 fourth quarter when compared with the preceding third quarter. At December 31, 2016, total deposits amounted to $10.64 billion. Noninterest bearing demand deposits accounted for 27.6%, 27.7% and 27.3% of total deposits as of December 31, 2017, September 30, 2017 and December 31, 2016, respectively.

Credit Quality

The provision for loan and lease losses for the 2017 fourth quarter was $3.6 million, compared with $5.4 million for the immediately preceding third quarter and $800,000 for the year-ago fourth quarter.

For a more detailed understanding of the changes in the allowance for loan and lease losses (“ALLL”), the composition of the ALLL has been segmented for disclosure purposes between loans accounted for under the amortized cost method (referred to as “legacy loans”) and loans acquired through the Wilshire Bancorp, Center Financial, Pacific International and Foster Bankshares transactions (referred to as “purchased loans”). The purchased loans are further segregated between non-impaired and credit-impaired loans.

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Page 5-5-5                                             NASDAQ: HOPE

The composition of the ALLL as of December 31, 2017, September 30, 2017 and December 31, 2016 is as follows:

(dollars in thousands) (unaudited)	12/31/2017	9/30/2017	12/31/2016
Legacy loans (1)	$67,648	$70,282	$66,399
Purchased non-impaired loans (2)	4,853	2,740	814
Purchased credit-impaired loans (2)	12,040	10,611	12,130
Total ALLL	$84,541	$83,633	$79,343

Loans receivable	$11,102,575	$10,962,974	$10,543,332
ALLL coverage ratio	0.76%	0.76%	0.75%

(1)	Legacy loans include loans originated by the Bank’s predecessor banks, loans originated by Bank of Hope and loans that were acquired that have been refinanced as new loans.

(2)	Purchased loans were marked to fair value at acquisition date, and the ALLL reflects provisions for credit deterioration since the acquisition date.

The Company defines nonperforming loans to include delinquent loans past due 90 days or more on nonaccrual status, delinquent loans past due 90 days or more on accrual status (excluding purchased credit-impaired loans) and accruing restructured loans. Nonaccrual loans at December 31, 2017 declined to $33.2 million, or 0.30% of loans receivable, from $43.3 million, or 0.40% of loans receivable, at September 30, 2017 and $40.1 million, or 0.38% of loans receivable at December 31, 2016. Accruing restructured loans totaled $67.3 million at December 31, 2017, compared with $64.8 million at September 30, 2017 and $48.9 million at December 31, 2016. Total nonperforming loans at December 31, 2017 decreased to $100.9 million, or 0.91% of loans receivable, from $108.5 million, or 0.99% of loans receivable, at September 30, 2017. At December 31, 2016, total nonperforming loans amounted to $89.3 million, or 0.85% of loans receivable.

Nonperforming assets, including nonperforming loans and OREO, decreased to $111.7 million at December 31, 2017 from $125.7 million at September 30, 2017. At December 31, 2016, nonperforming assets totaled $111.2 million. As a percentage of total assets, nonperforming assets was 0.79% at December 31, 2017, 0.89% at September 30, 2017 and 0.83% at December 31, 2016.

Following are the components of criticized loan balances as of December 31, 2017, September 30, 2017 and December 31, 2016:

(dollars in thousands) (unaudited)	12/31/2017	9/30/2017	12/31/2016
Special Mention (1)	$214,891	$225,228	$243,656
Classified (1)	353,613	348,109	313,055
Criticized	$568,504	$573,337	$556,711

(1)	Balances include purchased loans which were marked to fair value on the date of acquisition.

For the 2017 fourth quarter, net charge offs totaled $2.7 million, or 0.10% of average loans receivable on an annualized basis. This compares with 2017 third quarter net charge offs of $1.8 million, or 0.07% of average loans receivable on an annualized basis, and $1.4 million, or 0.05% of average loans receivable on an annualized basis, for the year-ago fourth quarter.

The ALLL at December 31, 2017 was $84.5 million, or 0.76% of loans receivable (excluding loans held for sale), compared with $83.6 million, or 0.76% of loans receivable (excluding loans held for sale), at September 30, 2017 and $79.3 million, or 0.75% of loans receivable (excluding loans held for sale), at December 31, 2016. The coverage ratio of the ALLL to nonperforming loans (excluding purchased credit-impaired loans) was 83.78% at December 31, 2017, compared with 77.05% at September 30, 2017 and 88.90% at December 31, 2016.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collected in accordance with the contractual terms) totaled $100.8 million at December 31, 2017, compared with $108.5 million at

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Page 6-6-6                                             NASDAQ: HOPE

September 30, 2017 and $140.4 million at December 31, 2016.

Capital

At December 31, 2017, the Company continued to exceed all regulatory capital requirements to be generally classified as a “well-capitalized” financial institution, as summarized in the following table:

	12/31/2017(1)	9/30/2017	12/31/2016	Minimum Guideline for “Well-Capitalized” Institution
Common Equity Tier 1 Capital	12.27%	12.29%	12.10%	6.50%
Tier 1 Leverage Ratio	11.52%	11.78%	11.49%	5.00%
Tier 1 Risk-based Ratio	13.08%	13.10%	12.92%	8.00%
Total Risk-based Ratio	13.79%	13.81%	13.64%	10.00%

(1)
The Company’s regulatory capital ratios for December 31, 2017 may change with the proposed Accounting Standard Update, which will require certain disproportionate tax effects in accumulated other comprehensive income that resulted from the Tax Act to be reclassified to retained earnings. Formal guidance on the proposed Accounting Standard Update is expected to be adopted prior to the Company’s filing of its Annual Report on Form 10-K.

Tangible common equity per share and as a percentage of tangible assets are summarized in the following table:

	12/31/2017	9/30/2017	12/31/2016
Tangible common equity per share (1)	$10.68	$10.72	$10.15
Tangible common equity per share, excluding tax reform adjustments (1)	$10.87	$10.72	$10.15
Tangible common equity to tangible assets (1)	10.54%	10.63%	10.60%

(1)
Tangible common equity as a percentage of equity and tangible assets, are non-GAAP financial measures that represents common equity less goodwill and net other intangible assets divided by equity and total assets less goodwill and net other intangible assets, respectively. Management reviews tangible common equity to equity and tangible assets in evaluating the Company’s capital levels and has included these figures in response to market participant interest in tangible common equity as a measure of capital. The accompanying financial information includes a reconciliation of the ratio of tangible common equity to equity and tangible assets with stockholders’ equity to total assets and a reconciliation of tangible common equity per share, excluding tax reform adjustments.

Investor Conference Call

The Company will host an investor conference call on Wednesday, January 31, 2018 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for the fourth quarter ended December 31, 2017. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international), and asking for the “Hope Bancorp Call.” Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. By including the foregoing website address, the Company does not intend to and shall not be deemed to incorporate by reference any material contained therein. After the live webcast, a replay will remain available in the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through February 7, 2018, replay access code 10115513.

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Page 7-7-7                                             NASDAQ: HOPE

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $14.2 billion in total assets as of December 31, 2017. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 63 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Georgia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, and Portland, Oregon; a commercial loan production office in Fremont, California; residential mortgage loan production offices in California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address, the registrant does not intend to and shall not be deemed to incorporate by reference any material contained therein.

Forward-Looking Statements

Some statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market, the Company’s outlook and expectations with respect to the implementation of the Tax Act, effective January 1, 2018, including the impact of the Tax Act on the Company’s DTA and investments in LIHTC, the impact of the revaluation on the Company’s 2017 fourth quarter results and the anticipated impact of the Tax Act on the Company’s future earnings and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: the Company’s inability to remediate its presently identified material weaknesses or to do so in a timely manner, the possibility that additional material weaknesses may arise in the future, and that a material weakness may have an impact on our reported financial results; possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; and regulatory risks associated with current and future regulations. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

# # #

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets	12/31/2017	9/30/2017	% change	12/31/2016	% change
Cash and due from banks	$492,000	$405,296	21%	$437,334	12%
Securities available for sale, at fair value	1,720,257	1,868,309	(8)%	1,556,740	11%
Federal Home Loan Bank (“FHLB”) stock and other investments	83,142	82,141	1%	66,166	26%
Loans held for sale, at the lower of cost or fair value	29,661	11,425	160%	22,785	30%
Loans receivable	11,102,575	10,962,974	1%	10,543,332	5%
Allowance for loan losses	(84,541)	(83,633)	(1)%	(79,343)	(7)%
Net loans receivable	11,018,034	10,879,341	1%	10,463,989	5%
Accrued interest receivable	29,979	29,145	3%	26,880	12%
Premises and equipment, net	56,714	55,838	2%	55,316	3%
Bank owned life insurance	74,915	74,514	1%	73,696	2%
Goodwill	464,450	464,450	—%	462,997	—%
Servicing assets	24,710	25,079	(1)%	26,457	(7)%
Other intangible assets, net	16,523	17,198	(4)%	19,226	(14)%
Other assets	196,332	237,285	(17)%	229,836	(15)%
Total assets	$14,206,717	$14,150,021	—%	$13,441,422	6%

Liabilities
Deposits	$10,846,609	$10,993,320	(1)%	$10,642,035	2%
Borrowings from FHLB & fed funds purchased	1,227,593	1,018,046	21%	754,290	63%
Subordinated debentures	100,853	100,590	—%	99,808	1%
Accrued interest payable	15,961	13,740	16%	10,863	47%
Other liabilities	87,446	89,894	(3)%	78,953	11%
Total liabilities	12,278,462	12,215,590	1%	11,585,949	6%

Stockholders’ Equity
Common stock, $0.001 par value; authorized, 150,000,000 shares at December, 31, 2017, September, 30, 2017, and December, 31, 2016; issued and outstanding, 135,511,891, 135,467,176, and 135,240,079 at December, 31, 2017, September, 30, 2017, and December, 31, 2016, respectively	136	135	1%	135	1%
Capital surplus	1,405,014	1,403,586	—%	1,400,490	—%
Retained earnings	541,289	540,921	—%	469,505	15%
Accumulated other comprehensive loss	(18,184)	(10,211)	(78)%	(14,657)	24%
Total stockholders’ equity	1,928,255	1,934,431	—%	1,855,473	4%
Total liabilities and stockholders’ equity	$14,206,717	$14,150,021	—%	$13,441,422	6%

Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Twelve Months Ended
	12/31/2017	9/30/2017	% change	12/31/2016	% change	12/31/2017	12/31/2016	% change
Interest income:
Interest and fees on loans	$141,129	$136,822	3%	$125,791	12%	$529,760	$392,127	35%
Interest on securities	10,523	9,540	10%	7,391	42%	36,917	25,442	45%
Interest on federal funds sold and other investments	1,533	1,281	20%	2,205	(30)%	5,427	4,365	24%
Total interest income	153,185	147,643	4%	135,387	13%	572,104	421,934	36%

Interest expense:
Interest on deposits	21,901	20,376	7%	14,815	48%	74,902	48,091	56%
Interest on other borrowings	4,892	4,004	22%	3,363	45%	15,822	10,488	51%
Total interest expense	26,793	24,380	10%	18,178	47%	90,724	58,579	55%

Net interest income before provision for loan losses	126,392	123,263	3%	117,209	8%	481,380	363,355	32%
Provision for loan losses	3,600	5,400	(33)%	800	350%	17,360	9,000	93%
Net interest income after provision for loan losses	122,792	117,863	4%	116,409	5%	464,020	354,355	31%

Noninterest income:
Service fees on deposit accounts	4,951	5,151	(4)%	5,601	(12)%	20,619	15,964	29%
Net gains on sales of SBA loans	2,626	3,631	(28)%	3,660	(28)%	12,774	8,750	46%
Net gains on sales of other loans	1,308	847	54%	1,401	(7)%	2,927	2,920	—%
Net gains on sales of securities available for sale	301	—	100%	2	14,950%	301	950	(68)%
Other income and fees	7,265	6,617	10%	7,528	(3)%	29,794	23,235	28%
Total noninterest income	16,451	16,246	1%	18,192	(10)%	66,415	51,819	28%

Noninterest expense:
Salaries and employee benefits	39,570	35,987	10%	34,162	16%	144,669	107,944	34%
Occupancy	7,108	7,131	—%	7,948	(11)%	28,587	24,574	16%
Furniture and equipment	4,032	3,642	11%	3,805	6%	14,643	11,726	25%
Advertising and marketing	2,246	2,217	1%	2,475	(9)%	10,281	7,320	40%
Data processing and communications	2,676	3,221	(17)%	3,904	(31)%	12,179	11,403	7%
Professional fees	4,553	3,239	41%	2,301	98%	14,954	6,556	128%
FDIC assessment	1,897	1,262	50%	468	305%	5,173	4,165	24%
Credit related expenses	1,073	(2,487)	N/A	812	32%	582	2,954	(80)%
Other real estate owned (“OREO”) expense, net	237	678	(65)%	1,354	(82)%	3,100	2,492	24%
Merger-related expenses	12	260	(95)%	2,952	(100)%	1,781	16,914	(89)%
Other	9,624	6,687	44%	6,550	47%	30,652	18,927	62%
Total noninterest expense	73,028	61,837	18%	66,731	9%	266,601	214,975	24%
Income before income taxes	66,215	72,272	(8)%	67,870	(2)%	263,834	191,199	38%
Income tax provision	48,231	27,708	74%	27,240	77%	124,389	77,452	61%
Net income	$17,984	$44,564	(60)%	$40,630	(56)%	$139,445	$113,747	23%

Earnings Per Common Share:
Basic	$0.13	$0.33		$0.30		$1.03	$1.10
Diluted	$0.13	$0.33		$0.30		$1.03	$1.10

Average Shares Outstanding:
Basic	135,505,041	135,382,457		135,238,928		135,348,938	103,289,059
Diluted	135,752,978	135,630,912		135,585,561		135,684,969	103,530,318

Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited

	At or for the Three Months Ended (Annualized)			At or for the Twelve Months Ended
Profitability measures:	12/31/2017	9/30/2017	12/31/2016	12/31/2017	12/31/2016
ROA	0.51%	1.30%	1.20%	1.02%	1.10%
ROE	3.70%	9.26%	8.72%	7.31%	8.47%
Return on average tangible equity [1]	4.92%	12.36%	11.77%	9.78%	10.59%
Net interest margin	3.84%	3.83%	3.75%	3.80%	3.75%
Efficiency ratio	51.12%	44.32%	49.28%	48.67%	51.78%

[1] Average tangible equity is calculated by subtracting average goodwill and average core deposit intangibles assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

	Three Months Ended			Three Months Ended			Three Months Ended
	12/31/2017			9/30/2017			12/31/2016
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$10,931,523	$141,129	5.12%	$10,712,856	$136,822	5.07%	$10,427,538	$125,791	4.80%
Securities available for sale	1,794,260	10,523	2.33%	1,743,610	9,540	2.17%	1,586,560	7,391	1.86%
FRB and FHLB stock and other investments	345,363	1,533	1.76%	299,305	1,281	1.70%	433,212	2,205	2.02%
Total interest earning assets	$13,071,146	$153,185	4.65%	$12,755,771	$147,643	4.59%	$12,447,310	$135,387	4.33%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$3,538,995	$8,564	0.96%	$3,526,846	$8,127	0.91%	$3,414,158	$7,054	0.82%
Savings	241,667	439	0.72%	258,383	348	0.53%	303,064	319	0.42%
Time deposits	4,072,565	12,898	1.26%	4,053,577	11,901	1.16%	4,120,753	7,442	0.72%
Total interest bearing deposits	7,853,227	21,901	1.11%	7,838,806	20,376	1.03%	7,837,975	14,815	0.75%
FHLB advances & fed funds purchased	1,003,951	3,531	1.40%	764,691	2,698	1.40%	681,757	2,190	1.28%
Other borrowings	96,786	1,361	5.50%	96,524	1,306	5.29%	95,650	1,173	4.80%
Total interest bearing liabilities	8,953,964	$26,793	1.19%	8,700,021	$24,380	1.11%	8,615,382	$18,178	0.84%
Noninterest bearing demand deposits	3,029,958			2,993,441			2,918,156
Total funding liabilities/cost of funds	$11,983,922		0.89%	$11,693,462		0.83%	$11,533,538		0.63%
Net interest income/net interest spread		$126,392	3.46%		$123,263	3.48%		$117,209	3.49%
Net interest margin			3.84%			3.83%			3.75%
Cost of deposits:
Noninterest bearing demand deposits	$3,029,958	$—		$2,993,441	$—		$2,918,156	$—
Interest bearing deposits	7,853,227	21,901	1.11%	7,838,806	20,376	1.03%	7,837,975	14,815	0.75%
Total deposits	$10,883,185	$21,901	0.80%	$10,832,247	$20,376	0.75%	$10,756,131	$14,815	0.55%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

	Twelve Months Ended			Twelve Months Ended
	12/31/2017			12/31/2016
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$10,642,349	$529,760	4.98%	$8,121,897	$392,127	4.83%
Securities available for sale	1,679,468	36,917	2.20%	1,276,068	25,442	1.99%
FRB and FHLB stock and other investments	360,086	5,427	1.51%	281,824	4,365	1.55%
Total interest earning assets	$12,681,903	$572,104	4.51%	$9,679,789	$421,934	4.36%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$3,490,440	$31,856	0.91%	$2,587,548	$21,136	0.82%
Savings	268,292	1,354	0.50%	234,332	1,282	0.55%
Time deposits	4,037,259	41,692	1.03%	3,219,484	25,673	0.80%
Total interest bearing deposits	7,795,991	74,902	0.96%	6,041,364	48,091	0.80%
FHLB advances & fed funds purchased	787,119	10,706	1.36%	619,557	7,560	1.22%
Other borrowings	96,363	5,116	5.24%	64,165	2,928	4.49%
Total interest bearing liabilities	8,679,473	$90,724	1.05%	6,725,086	$58,579	0.87%
Noninterest bearing demand deposits	2,955,895			2,191,620
Total funding liabilities/cost of funds	$11,635,368		0.78%	$8,916,706		0.66%
Net interest income/net interest spread		$481,380	3.46%		$363,355	3.49%
Net interest margin			3.80%			3.75%
Cost of deposits:
Noninterest bearing demand deposits	$2,955,895	$—		$2,191,620	$—
Interest bearing deposits	7,795,991	74,902	0.96%	6,041,364	48,091	0.80%
Total deposits	$10,751,886	$74,902	0.70%	$8,232,984	$48,091	0.58%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Twelve Months Ended
AVERAGE BALANCES:	12/31/2017	9/30/2017	% change	12/31/2016	% change	12/31/2017	12/31/2016	% change
Loans receivable, including loans held for sale	$10,931,523	$10,712,856	2%	$10,427,538	5%	$10,642,349	$8,121,897	31%
Investments	2,139,623	2,042,915	5%	2,019,772	6%	2,039,554	1,557,892	31%
Interest earning assets	13,071,146	12,755,771	2%	12,447,310	5%	12,681,903	9,679,789	31%
Total assets	14,043,102	13,737,532	2%	13,506,836	4%	13,648,963	10,342,063	32%

Interest bearing deposits	7,853,227	7,838,806	—%	7,837,975	—%	7,795,991	6,041,364	29%
Interest bearing liabilities	8,953,964	8,700,021	3%	8,615,382	4%	8,679,473	6,725,086	29%
Noninterest bearing demand deposits	3,029,958	2,993,441	1%	2,918,156	4%	2,955,895	2,191,620	35%
Stockholders’ equity	1,944,404	1,924,444	1%	1,864,766	4%	1,907,746	1,342,954	42%
Net interest earning assets	4,117,182	4,055,750	2%	3,831,928	7%	4,002,430	2,954,703	35%

LOAN PORTFOLIO COMPOSITION:	12/31/2017	9/30/2017	% change	12/31/2016	% change
Commercial loans	$1,947,533	$2,005,290	(3)%	$1,986,949	(2)%
Real estate loans	8,508,222	8,438,064	1%	8,154,570	4%
Consumer and other loans	647,102	521,459	24%	403,470	60%
Loans outstanding	11,102,857	10,964,813	1%	10,544,989	5%
Unamortized deferred loan fees - net of costs	(282)	(1,839)	85%	(1,657)	83%
Loans, net of deferred loan fees and costs	11,102,575	10,962,974	1%	10,543,332	5%
Allowance for loan losses	(84,541)	(83,633)	(1)%	(79,343)	(7)%
Loan receivable, net	$11,018,034	$10,879,341	1%	$10,463,989	5%

REAL ESTATE LOANS BY PROPERTY TYPE:	12/31/2017	9/30/2017	% change	12/31/2016	% change
Retail buildings	$2,375,588	$2,314,867	3%	$2,163,075	10%
Hotels/motels	1,631,314	1,595,787	2%	1,605,787	2%
Gas stations/car washes	964,246	979,378	(2)%	946,364	2%
Mixed-use facilities	624,401	614,255	2%	563,484	11%
Warehouses	915,465	913,217	—%	892,100	3%
Multifamily	455,463	435,088	5%	423,084	8%
Other	1,541,745	1,585,472	(3)%	1,560,676	(1)%
Total	$8,508,222	$8,438,064	1%	$8,154,570	4%

DEPOSIT COMPOSITION	12/31/2017	9/30/2017	% change	12/31/2016	% change
Noninterest bearing demand deposits	$2,998,734	$3,049,998	(2)%	$2,900,241	3%
Money market and other	3,332,703	3,685,973	(10)%	3,401,446	(2)%
Saving deposits	240,509	243,042	(1)%	301,906	(20)%
Time deposits of more than $250,000	1,279,108	1,252,747	2%	1,077,024	19%
Other time deposits	2,995,555	2,761,560	8%	2,961,418	1%
Total deposit balances	$10,846,609	$10,993,320	(1)%	$10,642,035	2%

DEPOSIT COMPOSITION (%)	12/31/2017	9/30/2017		12/31/2016
Noninterest bearing demand deposits	27.6%	27.7%		27.3%
Money market and other	30.7%	33.5%		32.0%
Saving deposits	2.2%	2.2%		2.8%
Time deposits of more than $250,000	11.8%	11.4%		10.1%
Other time deposits	27.7%	25.2%		27.8%
Total deposit balances	100.0%	100.0%		100.0%

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

CAPITAL RATIOS:	12/31/2017	9/30/2017	12/31/2016
Total stockholders’ equity	$1,928,255	$1,934,431	$1,855,473
Common equity tier 1 ratio	12.27%	12.29%	12.10%
Tier 1 risk-based capital ratio	13.08%	13.10%	12.92%
Total risk-based capital ratio	13.79%	13.81%	13.64%
Tier 1 leverage ratio	11.52%	11.78%	11.49%
Total risk weighted assets	$11,966,785	$11,935,561	$11,575,944
Book value per common share	$14.23	$14.28	$13.72
Tangible common equity to tangible assets [2]	10.54%	10.63%	10.60%
Tangible common equity per share [2]	$10.68	$10.72	$10.15

[2] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reconciliation of GAAP financial measures to non-GAAP financial measures:

TANGIBLE COMMON EQUITY (“TCE”)	12/31/2017	9/30/2017	12/31/2016
Total stockholders’ equity	$1,928,255	$1,934,431	$1,855,473
Less goodwill and core deposit intangible assets, net	(480,973)	(481,648)	(482,223)
Tangible common equity	$1,447,282	$1,452,783	$1,373,250

Total assets	$14,206,717	$14,150,021	$13,441,422
Less: Goodwill and core deposit intangible assets, net	(480,973)	(481,648)	(482,223)
Tangible assets	$13,725,744	$13,668,373	$12,959,199

Common shares outstanding	135,511,891	135,467,176	135,240,079

Tangible common equity to tangible assets	10.54%	10.63%	10.60%
Tangible common equity per share	$10.68	$10.72	$10.15

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

PROFITABILITY AND PROFITABILTY MEASURES EXCLUDING TAX REFORM ADJUSTMENTS	Three Months Ended			Twelve Months Ended
	12/31/2017	9/30/2017	12/31/2016	12/31/2017	12/31/2016
Income before income taxes	$66,215	$72,272	$67,870	$263,834	$191,199
Income tax provision	48,231	27,708	27,240	124,389	77,452
Less tax reform adjustments:
Deferred tax asset	23,835	—	—	23,835	—
Investments in affordable housing partnerships	1,588	—	—	1,588	—
Income tax provision, excluding tax reform adjustments	22,808	27,708	27,240	98,966	77,452
Net income, excluding tax reform adjustments	43,407	44,564	40,630	164,868	113,747

Effective tax rate, excluding tax reform adjustments	34.45%	38.34%	40.14%	37.51%	40.51%

Weighted average diluted common shares	135,752,978	135,630,912	135,585,561	135,684,969	103,530,318
Diluted EPS, excluding tax reform adjustments	$0.32	$0.33	$0.30	$1.22	$1.10

Average assets, excluding tax reform adjustments	$14,043,378	$13,737,532	$13,506,836	$13,649,032	$10,342,063
ROA, excluding tax reform adjustments (annualized)	1.24%	1.30%	1.20%	1.21%	1.10%

Average equity, excluding tax reform adjustments	$1,944,680	$1,924,444	$1,864,766	$1,907,815	$1,342,954
ROE, excluding tax reform adjustments (annualized)	8.93%	9.26%	8.72%	8.64%	8.47%

TCE PER SHARE EXCLUDING TAX REFORM ADJUSTMENTS	12/31/2017	9/30/2017	12/31/2016
TCE	$1,447,282	$1,452,783	$1,373,250
Add back tax reform adjustments:
Deferred tax asset	23,835	—	—
Investments in affordable housing partnerships	1,588	—	—
TCE, excluding tax reform adjustments	$1,472,705	$1,452,783	$1,373,250

Common shares outstanding	135,511,891	135,467,176	135,240,079
TCE per share, excluding tax reform adjustments	$10.87	$10.72	$10.15

	Three Months Ended					Twelve Months Ended
ALLOWANCE FOR LOAN LOSSES:	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Balance at beginning of period	$83,633	$80,074	$78,659	$79,343	$79,976	$79,343	$76,408
Provision for loan losses	3,600	5,400	2,760	5,600	800	17,360	9,000
Recoveries	1,078	3,072	777	321	452	5,248	2,895
Charge offs	(3,770)	(4,913)	(2,122)	(6,605)	(1,885)	(17,410)	(8,960)
Balance at end of period	$84,541	$83,633	$80,074	$78,659	$79,343	$84,541	$79,343
Net charge offs/average loans receivable (annualized)	0.10%	0.07%	0.05%	0.24%	0.05%	0.10%	0.07%

	Three Months Ended					Twelve Months Ended
NET CHARGED OFF/(RECOVERED) LOANS BY TYPE	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Real estate loans	$342	$314	$830	$1,444	$(45)	$2,930	$(665)
Commercial loans	2,170	1,293	276	4,564	1,375	8,303	6,066
Consumer loans	180	234	239	276	478	929	664
Charge offs excluding Acquired Credit Impaired Loans	2,692	1,841	1,345	6,284	1,808	12,162	6,065
Charge offs on Acquired Credit Impaired Loans	—	—	—	—	(375)	—	—
Total net charge offs / (recoveries)	$2,692	$1,841	$1,345	$6,284	$1,433	$12,162	$6,065

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

NONPERFORMING ASSETS	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Delinquent loans on nonaccrual status [3]	$33,247	$43,323	$47,361	$37,009	$40,074
Delinquent loans 90 days or more on accrual status	407	407	1,850	275	305
Accruing restructured loans [4]	67,250	64,807	53,290	48,984	48,874
Total nonperforming loans	100,904	108,537	102,501	86,268	89,253
Other real estate owned	10,787	17,208	21,839	19,096	21,990
Total nonperforming assets	$111,691	$125,745	$124,340	$105,364	$111,243
Nonperforming assets/total assets	0.79%	0.89%	0.90%	0.78%	0.83%
Nonperforming assets/loans receivable & OREO	1.01%	1.15%	1.15%	1.00%	1.05%
Nonperforming assets/total capital	5.79%	6.50%	6.52%	5.61%	5.99%
Nonperforming loans/loans receivable	0.91%	0.99%	0.95%	0.82%	0.85%
Nonaccrual loans/loans receivable	0.30%	0.40%	0.44%	0.35%	0.38%
Allowance for loan losses/loans receivable	0.76%	0.76%	0.74%	0.75%	0.75%
Allowance for loan losses/nonaccrual loans	254.28%	193.05%	169.07%	212.54%	197.99%
Allowance for loan losses/nonperforming loans	83.78%	77.05%	78.12%	91.18%	88.90%
Allowance for loan losses/nonperforming assets	75.69%	66.51%	64.40%	74.65%	71.32%

[3]   Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $22.1 million, $21.5 million, $15.5 million, $15.2 million, and $15.9 million, at December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016, respectively.

[4]   Excludes Acquired Credit Impaired Loans totaling $18.1 million, $20.4 million, $16.3 million, $17.3 million, and $19.6 million at December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016, respectively.

BREAKDOWN OF ACCRUING RESTRUCTURED LOANS BY TYPE:	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Retail buildings	$8,183	$6,807	$6,396	$5,794	$5,832
Hotels/motels	1,273	1,279	1,287	1,300	1,305
Mixed-use facilities	129	131	133	134	889
Warehouses	5,577	5,185	5,253	5,321	5,379
Other [5]	52,088	51,405	40,221	36,435	35,469
Total	$67,250	$64,807	$53,290	$48,984	$48,874

[5] Includes commercial business and other loans

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Legacy
30 - 59 days	$16,092	$8,857	$5,910	$10,198	$6,253
60 - 89 days	1,724	3,572	11,740	3,978	6,720
Total delinquent loans less than 90 days past due - legacy	$17,816	$12,429	$17,650	$14,176	$12,973

Acquired
30 - 59 days	$4,242	$1,429	$6,373	$5,249	$4,015
60 - 89 days	1,895	1,687	996	1,007	1,049
Total delinquent loans less than 90 days past due - acquired	$6,137	$3,116	$7,369	$6,256	$5,064

Total delinquent loans less than 90 days past due	$23,953	$15,545	$25,019	$20,432	$18,037

Table Page 10

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE BY TYPE	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Legacy
Real estate loans	$9,008	$7,850	$14,126	$12,575	$10,896
Commercial loans	1,302	3,771	3,333	1,404	2,010
Consumer loans	7,506	808	191	198	67
Total delinquent loans less than 90 days past due - legacy	$17,816	$12,429	$17,650	$14,177	$12,973

Acquired
Real estate loans	$3,937	$2,323	$5,786	$5,211	$2,721
Commercial loans	1,244	793	1,519	360	1,987
Consumer loans	956	—	64	684	356
Total delinquent loans less than 90 days past due - acquired	$6,137	$3,116	$7,369	$6,255	$5,064

Total delinquent loans less than 90 days past due	$23,953	$15,545	$25,019	$20,432	$18,037

NONACCRUAL LOANS BY TYPE	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Real estate loans	$22,194	$31,453	$33,503	$26,550	$27,522
Commercial loans	9,571	10,682	12,874	10,117	11,773
Consumer loans	1,482	1,188	984	342	779
Total nonaccrual loans	$33,247	$43,323	$47,361	$37,009	$40,074

CRITICIZED LOANS	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Legacy
Special mention	$151,411	$131,785	$152,373	$127,431	$127,562
Substandard	179,796	197,993	177,097	167,748	162,942
Doubtful	—	216	2,208	233	95
Loss	—	—	—	—	—
Total criticized loans - legacy	$331,207	$329,994	$331,678	$295,412	$290,599

Acquired
Special mention	$63,480	$93,443	$98,684	$98,536	$116,094
Substandard	173,454	148,615	134,474	139,964	148,164
Doubtful	363	1,285	1,660	2,051	1,854
Loss	—	—	—	—	—
Total criticized loans - acquired	$237,297	$243,343	$234,818	$240,551	$266,112

Total criticized loans	$568,504	$573,337	$566,496	$535,963	$556,711

Table Page 11